UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 20, 2010
ROYAL GOLD, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13357	84-0835164
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO		80202-1132
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: 303-573-1660
N/A
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On January 20, 2010, Royal Gold, Inc. (“Royal Gold”) entered into a Term Loan Facility Agreement (the “Credit Agreement”) with HSBC Bank USA, National Association, as administrative agent and a lender (“HSBC”) and HSBC Securities (USA) Inc., as sole lead arranger. The Credit Agreement provides Royal Gold with a term loan facility in the aggregate principal amount of $100 million. The loan will be funded in conjunction with and concurrently with or prior to the closing of the Plan of Arrangement between Royal Gold and International Royalty Corporation (“IRC”) that was previously announced on December 18, 2009. Pursuant to that Plan of Arrangement, Royal Gold plans to acquire all of the issued and outstanding shares of common stock of IRC.
The term loan will mature 18 months from the funding date (the “Maturity Date”), with principal repayments equal to 10% of the funded amount scheduled to occur every three months, beginning three months after the funding date and continuing until the Maturity Date, at which time the remaining 50% of the funded amount will be due and payable. The interest rate on the loan is LIBOR plus 2.25%.
Royal Gold’s obligations under the Credit Agreement are guaranteed by RGLD Gold Canada, Inc. (“RG Canada”), Royal Gold Chile Limitada (“RGCL”) and High Desert Mineral Resources, Inc. (“HDMR” and together with RG Canada and RGCL, collectively, the “Guarantors”), each a direct or indirect wholly-owned subsidiary of Royal Gold. The obligations under the loan are secured by a pledge by Royal Gold of the shares of RG Canada as well as a general security interest granted by RG Canada covering all of the assets of RG Canada (the “Canadian Security”). Upon the pledge by Royal Gold and HDMR of the equity interests of RGCL and the creation and perfection of liens on certain assets of RGCL, the liens on the Canadian Security will be terminated and RG Canada will be released from its obligations under the loan. Funding under the $100 million term loan is subject only to delivery of a borrowing notice and certain certificates by Royal Gold and the Guarantors.
The Credit Agreement contains covenants limiting the ability of Royal Gold and its subsidiaries to, among other things, incur debt or liens, dispose of assets, enter into transactions with affiliates, make certain investments or consummate certain mergers, as well as a cross default provision to certain other permitted debt and royalty contracts. In addition, the Credit Agreement contains financial covenants relating to, among other things: (1) maintaining a leverage ratio (as defined) of 3.0 to 1.0 or less, (2) maintaining a minimum consolidated net worth (as defined) of not less than a base amount that increases according to cumulative positive quarterly net income, (3) maintaining an interest coverage ratio (as defined) of greater than 3.0 to 1.0, (4) maintaining a current ratio (as defined) for the periods ending March 31, 2010 and June 30, 2010 of at least 1.0 to 1.0, and for all times thereafter, of at least 1.5 to 1.0. If Royal Gold and the Guarantors do not comply with the various covenants under the Credit Agreement, HSBC may, subject to various customary cure rights, require the immediate payment of all amounts outstanding under the term loan and foreclose on the collateral.

Copies of the Credit Agreement, the related Pledge, Security and Subordination Agreement by Royal Gold in favor of HSBC, the related General Security Agreement by RG Canada in favor of HSBC and the Promissory Note are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated into this Item 1.01 by reference. A copy of Royal Gold’s press release dated January 21, 2010 announcing that it obtained the term loan is filed herewith as Exhibit 99.1 and is also incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1	Term Loan Facility Agreement, dated as of January 20, 2010, among Royal Gold, Inc., as a Borrower, Royal Gold Chile Limitada, as a Guarantor, RGLD Gold Canada, Inc., as a Guarantor, High Desert Mineral Resources, Inc., as a Guarantor, the other Guarantors from time to time party thereto, HSBC Bank USA, National Association, as Administrative Agent and a Lender, and HSBC Securities (USA) Inc., as Sole Lead Arranger.

10.2	Pledge, Security and Subordination Agreement, dated as of January 20, 2010, by Royal Gold, Inc. in favor of HSBC Bank USA, National Association.

10.3	General Security Agreement, dated as of January 20, 2010, by RGLD Gold Canada, Inc. in favor of HSBC Bank USA, National Association.

10.4	Promissory Note, dated January 20, 2010 by Royal Gold, Inc. to HSBC Bank USA, National Association.

99.1	Press Release dated January 21, 2010

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc. (Registrant)
Date: January 22, 2010	By:	/s/ Karen Gross
Karen Gross
Vice President & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Term Loan Facility Agreement, dated as of January 20, 2010, among Royal Gold, Inc., as a Borrower, Royal Gold Chile Limitada, as a Guarantor, RGLD Gold Canada, Inc., as a Guarantor, High Desert Mineral Resources, Inc., as a Guarantor, the other Guarantors from time to time party thereto, HSBC Bank USA, National Association, as Administrative Agent and a Lender, and HSBC Securities (USA) Inc., as Sole Lead Arranger.

10.2	Pledge, Security and Subordination Agreement, dated as of January 20, 2010, by Royal Gold, Inc. in favor of HSBC Bank USA, National Association.

10.3	General Security Agreement, dated as of January 20, 2010, by RGLD Gold Canada, Inc. in favor of HSBC Bank USA, National Association.

10.4	Promissory Note, dated January 20, 2010 by Royal Gold, Inc. to HSBC Bank USA, National Association.

99.1	Press Release dated January 21, 2010

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